Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K




            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information of Federated Government Ultrashort Duration Fund in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A, No. 33-54445) of Federated Institutional Trust, and to the incorporation by reference of our report dated September 12, 2005 on Federated Government Ultrashort Duration Fund (one of the portfolios constituting Federated Institutional Trust) included in the Annual Report to Shareholders for the fiscal year ended July 31, 2005.


                                                           /s/ ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP


Boston, Massachusetts
September 26, 2005